December 31, 2004

Board of Directors

Somerset International Group, Inc.

90 Washington Valley Road

Bedminster, NJ 07921

Dear Board of Directors:

In reference to our respective Employment Agreements dated January 6, 2004 we hereby agree to waive any claims for payment of salary and auto, mobile phone and medical benefits provided for in those Employment Agreements. We agree to this waiver from the period October 1, 2004 through March 31, 2005.

Very truly yours,

Somerset International Group, Inc.

_/s/ John X. Adiletta____________

John X. Adiletta

Chief Executive Auditor

_/s/ Paul Patrizio_______________

Paul Patrizio

Executive Vice President